UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Change in Control and Severance Plan

On December 9, 2005, the Board of Directors of Exelixis, Inc. (the “Company”), upon recommendation of the Company’s Compensation Committee, adopted a Change in Control and Severance Benefit Plan (the “Plan”) that provides for certain severance benefits to officers of the Company in connection with specified termination events. The Plan is intended to retain and attract key employees for the Company and to provide for uniform severance benefits for the Company’s executive officers. Eligible Plan participants may include any employee of the Company having a rank of vice president or above. Under the Plan, the Board determines whether a participant is an executive or non-executive participant in the Plan. If a participant’s employment with the Company terminates due to an involuntary termination without cause or a constructive termination during a period starting one month prior to and ending 13 months following a change in control, then the participant is entitled to the following benefits (or such lesser benefit as set forth in a participant’s participation notice), provided he or she accepts all benefits under the Plan:

(a) a cash payment equal to the sum of the participant’s base salary and bonus for (i) 12 months for non-executive participants, (ii) 18 months for executive participants (other than the Chief Executive Officer), and (iii) 24 months for the Chief Executive Officer;

(b) the vesting of all of the participant’s options will accelerate in full and the exercise period of such options will be extended to the later of (i) twelve months after the change in control and (ii) the post-termination exercise period provided for in the applicable option agreement. If such extension would cause the options to be subject to Section 409A of the Internal Revenue Code of 1986, as amended, then the exercise period for such options will be extended to such shorter period that would not cause the options to be subject to Section 409A. The Plan also provides that any reacquisition or repurchase rights held by the Company in respect of common stock issued or issuable (or in respect of similar rights or other rights with respect to stock of the Company) pursuant to any stock awards granted to a participant under the Company’s 2000 Equity Incentive Plan will lapse;

(c) payment of health insurance premiums for a period of up to (i) 12 months for non-executive participants, (ii) 18 months for executive participants (other than the Chief Executive Officer), and (iii) 24 months for the Chief Executive Officer; and

(d) the Company will pay for outplacement services for (i) 12 months for non-executive participants, subject to a $20,000 limit, (ii) 18 months for executive participants (other than the Chief Executive Officer), subject to a $30,000 limit, and (iii) 24 months for the Chief Executive Officer, subject to a $50,000 limit.

If any of the severance benefits payable under the Plan would constitute a “parachute payment” subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, a participant may receive a reduced amount of the affected severance benefits (the Plan does not provide for any gross up of excise taxes).

If the employment of an executive participant, including the Chief Executive Officer, with the Company terminates due to (x) a termination without cause before a change in control or (y) a termination without cause or a constructive termination more than 13 months following a change in control, then the executive participant is entitled to receive a cash severance benefit equal to six months of base salary. In such circumstances, the Company will also pay the executive participant’s COBRA premiums for any health, dental or vision plan sponsored by the Company that the participant is enrolled in for a period of up to six months.

Except as provided in the Plan, if an employee elects to participate in the Plan, the Plan supersedes all severance arrangements between the Company and the employee in effect prior to the date of participation, including severance arrangements in offer letters or employment agreements.

The foregoing description of the terms of the Plan is only a summary and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto.

Named Executive Officer Compensation

On December 9, 2005, the Board of Directors of the Company, upon recommendation of the Company’s Compensation Committee, approved the 2006 base salaries (effective as of January 1, 2006) and 2006 target cash bonus amounts, expressed as a percentage of 2006 base salary, for the Company’s named executive officers (as defined under applicable securities laws), including the Chief Executive Officer. Bonus awards for executives are discretionary but generally follow guidelines that set bonus targets based on the seniority of the applicable position. Bonus targets are also comprised of a Company performance component and a division/department performance component. At least 80% of the total bonus target for the Company’s named executive officers is determined by the Company performance component. The Company performance component is payable based on the extent to which the Company achieves the annual corporate goals that are established by the executive officers and approved by the Compensation Committee, and the division/department performance component is payable based on the extent to which the division/department of the respective executive officer contributed to the overall success of the Company. The 2006 base salaries and incentive bonus targets for the Company’s named executive officers are listed in Exhibit 10.2 attached hereto and incorporated herein by reference.

The Board of Directors, upon recommendation of the Company’s Compensation Committee, also approved the 2005 cash bonus amounts for the Company’s named executive officers. The bonuses awarded by the Board were within the previously disclosed 2005 target amounts set by the Compensation Committee, except that the Board awarded (i) Dr. Scangos a cash bonus equal to 74% of 2005 base salary, which was above his target amount of 60%, and (ii) Dr. Morrissey a cash bonus equal to 40% of 2005 base salary, which was above his target amount of 35%.

Additional information regarding compensation of the named executive officers, including the factors considered by the Compensation Committee in determining actual compensation, will be included in the Company’s 2006 proxy statement.

Non-Employee Director Compensation

On December 9, 2005, the Board of Directors of the Company, upon recommendation of the Company’s Nominating and Corporate Governance Committee, approved the compensation to be paid to each non-employee director of the Company with respect to services on the Board for 2006. In determining its recommendations, the Nominating and Corporate Governance Committee considered among other things competitive market data from a customized peer group. Schedules describing the cash and equity components of the non-employee director compensation are filed as Exhibit 10.3 attached hereto and incorporated herein by reference.

Upon recommendation of the Company’s Nominating and Corporate Governance Committee, the Board of Directors also approved the formation of a Research & Development Committee whose purpose is to advise the Company and the Board with respect to matters of scientific importance to the Company. The initial members of the Research and Development Committee are Frank McCormick and George Poste and the compensation payable to the members of the Research and Development Committee is set forth in Exhibit 10.3 attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Exelixis, Inc. Change in Control and Severance Plan.

10.2	Compensation Information for the Company’s Named Executive Officers.

10.3	Compensation Information for Non-Employee Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Dated: December 15, 2005	By:	/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Exelixis, Inc. Change in Control and Severance Plan.

10.2	Compensation Information for the Company’s Named Executive Officers.

10.3	Compensation Information for Non-Employee Directors.